UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

September 5, 2014

Date of report (Date of earliest event reported)

NEW ULM TELECOM, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-3024	41-0440990
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27 North Minnesota Street

New Ulm, MN 56073

(Address of principal executive offices, including zip code)

(507) 354-4111

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.

Entry into Agreement with Co-Bank

On September 5, 2014, New Ulm Telecom, Inc. (“the “Company” ), entered into an agreement with CoBank, ACB (“CoBank”) to amend the second supplement of its Master Loan Agreement (MLA). CoBank agreed to increase the size of its MLA Second Supplement from $10 million to $12 million. The loan is due on December 14, 2014 and is secured by the Company’s assets. The increase in this loan will allow the Company to accommodate additional working capital needs relating to their network expansion.

Exhibit Number	Description
10.25

Second Agreement Regarding Amendments to Loan Documents dated September 5, 2014 to the Second Supplement dated January 4, 2008 to the Master Loan Agreement between CoBank, ACB and New Ulm Telecom, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 9, 2014	New Ulm Telecom, Inc.

By: /s/Curtis Kawlewski Curtis Kawlewski Its: Chief Financial Officer